AMENDMENT NUMBER 1 TO THE
                             CAPITAL RE CORPORATION
                         1997 EMPLOYEE STOCK OPTION PLAN

     WHEREAS, Capital Re Corporation (the "Corporation") maintains the Capital Re Corporation 1997 Employee Stock Option Plan (the "Plan"), originally effective as of February 26, 1997;

     WHEREAS, the Corporation desires to amend the Plan to allow the grant of awards relating to shares available for grant under the 1992 Stock Option Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

I. The Section 4 is amended in its entirety to read as follows, effective as of March 10, 1999:

     The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate (i) 2,000,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 19 hereof, (ii) any shares of Stock available for future awards under the 1992 Stock Option Plan as of the Effective Date, and (iii) any shares of Stock that are represented by awards granted under the 1992 Stock Plan, or other option plan of the Corporation, which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

                                     * * * *

     In all respects not amended, the Plan is confirmed and ratified.

     In Witness Whereof, Whereof the Corporation has caused this Amendment to be executed and delivered by its duly authorized officer on this 10th day of March 1999.

                                        CAPITAL RE CORPORATION

                                        By:   /s/ Alan S. Roseman
                                              ----------------------------------
                                        Title: EVP General Counsel & Secretary